As filed with the Securities and Exchange Commission on February 22, 2005, Regiatration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSON
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BAR HARBOR BANKSHARES

(Exact name of Registrant as Specified in Its Charter)

Maine (State of Incorporation)	01-0393663 (I.R.S. Employer Identification #)

82 Main Street
Bar Harbor, Maine 04843
(Address, including zip code of Registrant’s principal executive offices)

 Bar Harbor Bankshares 401(k) Plan
(Full Title of the Plan)

 Joseph M. Murphy
President and C.E.O.
Bar Harbor Bankshares
82 Main Street
Bar Harbor, Maine 04609
(207) 288-3314
(Name, address, including zip code, and telephone number, including area code, of agent for service)

 With copies to:
Daniel G. McKay, Esq.
Eaton Peabody P.A.
80 Exchange Street
Bangor, Maine 04401
(207) 947-0111

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $2.00 par value	450,000	$28.00	$27.87	$1,483.02

Plan Interests (3) N/A N/A N/A N/A

(1)	Estimated maximum number of shares of Bar Harbor Bankshares (the "Registrant") purchasable with employee and employer contributions under the Bar Harbor Bankshares 401(k) Plan (the "Plan"), plus such additional number of shares as may be required in the event of a stock dividend, stock split, reverse stock split, recapitalization, forfeiture under the Plan or similar event.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"). The price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on February 17, 2005 as reported on the American Stock Exchange.

(3)	In addition, pursuant to Rule 416(c), this Registration Statement includes such indeterminate number of interests to be offered or sold pursuant to the employee benefit plan described herein. Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required to register plan interests.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION *

ITEM 2. INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION *

        *Pursuant to the Introductory Note to Part I of the Form S-8 and Rule 428 of the Securities Act, the information required by Part I is not filed with the Securities and Exchange Commission (the "Commission").

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATON OF DOCUMENTS BY REFERENCE

        The Registrant hereby incorporates by reference the following documents, which have been previously filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

(a)	Annual Report on Form 11-K of Bar Harbor Bankshares 401(k) Plan for fiscal year ended December 31, 2003, filed with the Commission herewith as Exhibit 99.1 under Item 8 of this Part II.

(b)	Annual Report filed on Form 10-K of Bar Harbor Bankshares for the fiscal year ended December 31, 2003, filed with the Commission on March 29, 2004;

(c)	Quarterly Report filed on Form 10-Q of Bar Harbor Bankshares for the fiscal quarter ended March 31, 2004, filed with the Commission on May 17, 2004; Quarterly Report filed on Form 10-Q of Bar Harbor Bankshares for the fiscal quarter ended June 30, 2004, filed with the Commission on August 16, 2004; Quarterly Report filed on Form 10-Q of Bar Harbor Bankshares for the fiscal quarter ended September 30, 2004, filed with the Commission on November 15, 2004; Current Reports on Form 8-K of Bar Harbor Bankshares filed with the Commission on February 7, 2005, January 26, 2005, October 28, 2004, October 22, 2004, July 30, 2004, July 29, 2004, July 21, 2004, May 20, 2004, May 3, 2004, April 30, 2004, April 21, 2004, March 1, 2004, February 27, 2004, February 13, 2004, February 2, 2004, and January 21, 2004; and

(d)	The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on September 10, 1997 under Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating such description.

            In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

        Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not Applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Maine Business Corporation Act, Title 13-C M.R.S.A Section 101, et seq. (the "MBCA"), permits a corporation to indemnify and advance expenses to any of its directors and officers who was or is a party to a proceeding because that person is or was a director or officer of the corporation and if the following criteria are met: (i) the individual’s conduct was in good faith; (ii) the individual reasonably believed (a) in the case of conduct in the individual’s official capacity that such conduct was in the best interests of the corporation, and (b) in all other cases, that the individual’s conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of a criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. Notwithstanding the foregoing, a corporation has no power to indemnify a director or officer unless it has made a determination that the person has met the relevant standard of conduct set forth above.

        As permitted by the MBCA, the bylaws of the Registrant provide that the Registrant shall indemnify its directors and officers, including the advancement of expenses. In addition, the bylaws contain the procedures pursuant to which such indemnification is effectuated.

        As permitted by the MBCA, the Registrant maintains directors and officers liability insurance in amounts and on terms which the Registrant’s Board of Directors deems reasonable. In the ordinary course of business, the Registrant’s Board of Directors regularly reviews the scope and adequacy of such insurance coverage.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        There are no restricted securities being reoffered or resold pursuant to this Registration Statement.

ITEM 8. EXHIBITS

        (a) The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit

        5.1 Opinion of Eaton Peabody P.A. as to the legality of the securities being registered.
        23.1 Consent of Eaton Peabody P.A (included with Exhibit 5.1 hereto)
        23.2 Consent of KPMG LLP
        23.3 Consent of Berry, Dunn, McNeil and Parker
        24.1 Power of Attorney (included on the signature page)
        99.1 Annual Report on Form 11-K for fiscal year ended December 31, 2003, filed herewith.

        (b) The Registrant has previously submitted the Plan and any amendments thereto through the date of filing of this Form S-8 to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

ITEM 9. UNDERTAKINGS

        (a) The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectuses required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                        (b) The undersigned Registrant hereby undertakes that, or purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement (the "Registration Statement") to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Bar Harbor, Maine this 22 day of February, 2005.

Bar Harbor Bankshares By: /s/ Joseph M. Murphy Joseph M. Murphy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL BY THESE PRESENTS, that each individual whose signature appears below hereby severally constitutes and appoints Joseph M. Murphy and Gerry Shencavitz, and each of them such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute or substitutes of any of them may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. (Form S-8) Bar Harbor Bankshares 401 (k) Plan

Signature	Capacity	Date

/s/ Thomas Colwell	Chairman of the Board	December 21, 2005

/s/ Joseph M. Murphy	President and Chief Executive Officer (Principal Executive Officer)	December 21, 2005

/s/ Gerald Shencavitz	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	December 21, 2005
/s/ Martha T. Dudman	Director	/s/ Robert C. Carter	Director

/s/ John McCurdy	Director	/s/ Kenneth Smith	Director

/s/ Peter Dodge	Director	/s/ Scott Toothaker	Director

/s/ David B. Woodside	Director	/s/ Constance Shea	Director

/s/ Dwight Eaton	Director	/s/ Cooper Friend	Director

	Director	/s/ Robert Phillips	Director

        Pursuant to the requirements of the Securities Act of 1933, the Trustees of the Bar Harbor Bankshares 401(k) Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bar Harbor, Maine on the 22nd day of February, 2005.

BAR HARBOR BANKSHARES 401(K) PLAN
By: /s/ Marsha C. Sawyer Marsha C. Sawyer, Trustee By: /s/ Robert M. Phillips Robert M. Phillips, Trustee By: /s/Joseph M. Murphy Joseph M. Murphy, Trustee

Report of Independent Registered Public Accounting Firm

Plan Administrator
Bar Harbor Bankshares 401(k) Plan

We have audited the accompanying statement of net assets available for benefits of Bar Harbor Bankshares 401(k) Plan (the Plan) as of December 31, 2003, and the related statement of changes in the net assets available for benefits for the year then ended.   These financial statements are the responsibility of the Plan's management.   Our responsibility is to express an opinion of these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.   We believe that our audit provides a reassonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the plan as of December 31, 2003, and the changes in net assets available for benefits for the year then ended in conformity with U.S. generally accepted accounting practices.

Our audit was perofmed for the purpose of forming an opinon on the basic financial statements taken as a whole.  The supplemental schedule of assets held at end of year is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.  This supplemental schedule is the responsibility of the Plan's management.  The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ KPMG LLP

Albany, New York
September 24, 2004